SECOND AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

AMENDED AND RESTATED OPERATING EXPENSE LIMITATION AGREEMENT

with

GENEVA INVESTMENT MANAGEMENT OF CHICAGO, LLC

THIS SECOND AMENDMENT dated as of April 25, 2013, to the Amended and Restated Operating Expense Limitation Agreement, dated as of April 20, 2010, as amended July 21, 2011 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and GENEVA INVESTMENT MANAGEMENT OF CHICAGO, LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to add the Geneva Advisors International Growth Fund to the Agreement, as set forth on Schedule A to the Agreement; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the sole purpose of adding the Geneva Advisors International Growth Fund, to be effective at the time the Geneva Advisors International Growth Fund commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	GENEVA INVESTMENT MANAGEMENT
on behalf its series listed on Schedule A	OF CHICAGO, LLC

By: /s/ John P. Buckel	By: /s/ Amit Dhawan
Name: John P. Buckel	Name: Amit Dhawan
Title: President	Title: Principal

Amended Schedule A
to the

TRUST FOR PROFESSIONAL MANAGERS

AMENDED AND RESTATED OPERATING EXPENSE LIMITATION AGREEMENT

with

GENEVA INVESTMENT MANAGEMENT OF CHICAGO, LLC

Series and Class of Trust for Professional Managers	Operating Expense Limitation as a Percentage of Average Daily Net Assets
Geneva Advisors All Cap Growth Fund – Class R Shares	1.45%
Geneva Advisors All Cap Growth Fund – Class I Shares	1.10%
Geneva Advisors Equity Income Fund – Class R Shares	1.45%
Geneva Advisors Equity Income Fund – Class I Shares	1.10%
Geneva Advisors International Growth Fund – Class R Shares	1.45%
Geneva Advisors International Growth Fund – Class I Shares	1.10%